REGISTRATION RIGHTS AGREEMENT

                  Registration Rights Agreement dated as of August 31, 2001, among American Skiing Company, a Delaware corporation (the "Company"), Oak Hill Capital Partners, L.P., a Delaware limited partnership ("Oak Hill"), and the other entities identified in Annex A attached hereto (together with Oak Hill, the "Purchasers").

                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, pursuant to the Securities Purchase Agreement dated as of July 22, 2001 (the "Securities Purchase Agreement") among the Company and the Purchasers, on the date hereof the Company has issued to the Purchasers (i) an aggregate of $12,500,000 principal amount of Junior Subordinated Convertible Notes (ii) an aggregate of 1,000,000 shares of Common Stock (iii) 40,000 shares of Series C-1 Preferred Stock, and (iv) 139,453 shares of Series C-2 Convertible Preferred Stock;

                  WHEREAS, in order to induce each of the Purchasers to enter into the Securities Purchase Agreement and to consummate the transactions contemplated therein, the Company has agreed to grant registration rights with respect to the Registrable Securities as set forth in this Agreement.

                  This is the Registration Rights Agreement referred to in the Securities Purchase Agreement.

                  NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Purchasers do hereby agree as follows:

                  1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  "Affiliate" has the meaning set forth in Rule 12b-2, as in effect on the date hereof, under the Exchange Act.

                  "Agreement" or "this Agreement" means this Registration Rights Agreement dated as of July 15, 2001 by and between the Company and the Purchasers (including the Annex hereto) and all amendments hereto made in accordance with the provisions of Section 4.7.

                  "Associate" has the meaning set forth in Rule 12b-2, as in effect on the date hereof, under the Exchange Act.

                  "Beneficially Own" has the meaning set forth below:

                  A Person shall be deemed to "Beneficially Own" any securities:



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                  (i) of which such Person or any of such Person's Affiliates or
Associates is considered to be a "beneficial owner" under Rule 13d-3 of the Exchange Act, as in effect on the date of this Agreement;

                  (ii) which are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such other Person) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting or disposing of such securities; or

                  (iii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of conditions) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise.

                  "Board of Directors" means the Board of Directors of the Company.

                  "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

                  "Class A Common Stock" means the Class A common stock, par value $.01 per share, of the Company.

                  "Common Shares" means the shares of Common Stock being issued to the Purchasers on the date hereof pursuant to the Securities Purchase Agreement.

                  "Common Stock" means the common stock (excluding the Class A Common Stock), par value $.01 per share, per share, of the Company.

                  "Conversion Stock" means new shares of Common Stock issued or issuable upon conversion of shares of Series C-1 Preferred Stock

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Holder" means the Purchasers and any person to whom rights under this Agreement are assigned in accordance with the provisions of Section 3.10.

                  "ING Registration Rights Agreement" means the Registration Rights Agreement dated as of November 10, 1997, between the Company and ING.

                  "ING" means ING (U.S.) Capital Corporation.



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

                  "Junior Subordinated Notes" means the 11.3025% Junior Subordinated Convertible Notes of the Company issued pursuant to the Securities Purchase Agreement and the Junior Subordinated Note Indenture.

                  "Junior Subordinated Note Indenture" means the Indenture relating to the Junior Subordinated Notes dated as of the date hereof among the Company, as issuer, and Oak Hill, as trustee.

                  "majority in interest" means with respect to the Holders or any subgroup of the Holders, the Holders holding at least a majority in amount of each class of Registrable Securities held by all the Holders or such subgroup of Holders.

                  "Mr. Otten" means Mr.  Leslie B. Otten.

                  "Oak Hill Stockholders" means Oak Hill Capital Partners, L.P., Oak Hill Securities Fund, L.P. and their respective Affiliates and Associates.

                  "Person" means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization or other entity.

                  "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act.

                  "Registrable Securities" means collectively (i) the Junior Subordinated Notes, (ii) the Series D Preferred Stock issuable upon conversion of the Junior Subordinated Notes and the Series C-1 Preferred Stock, (iii) the Series C Preferred Shares, (iv) any Common Stock held by Holders (including the Common Shares and the Conversion Stock) and (v) any Common Stock issued as (or upon the conversion or exercise of any warrant, right, option or other convertible security which is issued as) a dividend or other distribution with respect to, in exchange for or in replacement of, any of the foregoing, in each case held, from time to time, by the Holders. In addition to the foregoing, the term "Registrable Securities" shall include any "Registrable Stock" (as such term is defined in the Stockholders' Agreement) held from time to time by Oak Hill, Oak Hill Securities Fund, L.P. or their respective Affiliates; provided, however, that any demand for registration pursuant to Section 3.1 or 3.3 by one or more Initiating Holders (as defined in Section 3.1) that include holders of such Registrable Stock and that includes shares of Registrable Stock in the securities to be registered shall also be deemed to be a demand for registration by such holders under the Stockholders' Agreement for purposes of determining the total number of demand registrations to which such holders are entitled.

                  "Repriced Preferred Registration Rights Agreement" means the Amended and Restated Registration Rights Agreement between the Company and Madeline L.L.C. dated as of November 3, 1997.



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
                  "Repriced Preferred Stock" means the 10.5% Repriced Convertible Exchangeable Preferred Stock, $.01 par value per share, of the Company.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

                  "Series C-1 Preferred Stock" means the 12% Series C-1 Convertible Participating Preferred Stock, par value $.01 per share, of the Company.

                  "Series C-2 Preferred Stock" means the 15% Series C-2 Preferred Stock, par value $.01 per share, of the Company.

                  "Series C Preferred Shares" means the shares of Series C-1 Preferred Stock and Series C-2 Preferred Stock being issued to the Purchasers on the date hereof pursuant to the Securities Purchase Agreement.

                  "Series D Preferred Stock" means the Series D Participating Preferred Stock, par value $.01 per share, of the Company issued or issuable upon conversion of the Junior Subordinated Notes.

                  "Shares" means the Common Shares, Conversion Stock, the Series D Preferred Stock and the Series C Preferred Shares.

                  "Stockholders' Agreement" means the Stockholders' Agreement, dated as of August 6, 1999, as amended by Amendment No. 1 thereto dated July 31, 2000, and as it may be further amended from time to time, among the Company, Mr. Otten, Oak Hill and the other parties identified therein.

                  "Transfer" means, in respect of any securities of the Company, to directly or indirectly sell, transfer, assign, pledge, hypothecate or to otherwise dispose of such securities, and the words "Transferred" and "Transferee" shall have corresponding meanings.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                  2. Transfers

                  2.1 Restrictive Legend. Each certificate representing the Shares shall except as otherwise provided in this Section 2, be stamped or otherwise imprinted with legends substantially in the following form:

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. AS A

                  CONDITION TO ANY TRANSFER, THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL TO THE EFFECT THAT THE PROPOSED TRANSFER MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT.

A certificate shall not bear the Securities Act legend if in the opinion of counsel satisfactory to the Company (it being agreed that Paul, Weiss, Rifkind, Wharton & Garrison shall be satisfactory) the securities being sold thereby may be publicly sold without registration under the Securities Act.

                  2.2 Notice of Proposed Transfer. Prior to any proposed Transfer of any Shares, the holder thereof shall give written notice to the Company of its intention to effect such Transfer. Each such notice shall describe the manner of the proposed Transfer and, if known, the identity of the proposed transferee and, if requested by the Company, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed Transfer may be effected without registration under the Securities Act, whereupon the holder of such stock shall be entitled to Transfer such stock in accordance with the terms of its notice; provided, however, that no such opinion of counsel shall be required for a Transfer to any Affiliates of the Purchasers. Each certificate representing Shares transferred as above provided shall bear the legends set forth in Section 2.1, except that such certificate shall not bear such legends if (i) such Transfer is in accordance with the provisions of Rule 144 of the Securities Act (or any other rule permitting public sale without registration under the Securities Act, but not Rule 144A) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an Affiliate of the Company) would be entitled to Transfer such securities in a public sale without registration under the Securities Act. The restrictions provided for in this Section 2.2 shall not apply to securities that are not required to bear the legends prescribed by
Section 2.1 in accordance with the provisions of Section 2.1.

                  3. Registration Rights.

                  3.1 Request for Registration.

                  (a) At any time after the date hereof, one or more Holders of any class of Registrable Securities (the "Initiating Holders") may request in a written notice (which notice shall state the class and the number or amount of Registrable Securities to be so registered and the intended method of distribution) that the Company file a registration statement under the Securities Act (or a similar document pursuant to any other statute then in effect corresponding to the Securities Act) covering the registration of any or all Registrable Securities held by such Initiating Holders in the manner specified in such notice; provided, however, that there must be included in such registration at least 10% of any class of Registrable Securities to be registered (or any lesser percentage if the anticipated aggregate offering price would exceed $25,000,000). Following receipt of any notice under this Section 3.1, the Company shall (x) within 30 days notify all other Holders of such request in writing and (y) use all commercially reasonable efforts to cause to be registered under the Securities Act all Registrable Securities that the Initiating Holders and such other Holders have, within ten days after the Company has given such notice, requested be registered in accordance with the manner of disposition specified in such notice by the Initiating Holders.

                  (b) If the Initiating Holders intend to have the Registrable Securities distributed by means of an underwritten offering, the Company shall include such information in the written notice referred to in clause (x) of paragraph (a) above. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwritten offering and the inclusion of such Holder's Registrable Securities in the underwritten offering (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided below. All Holders proposing to distribute Registrable Securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters. Such underwriter or underwriters shall be selected by a majority in interest of the Initiating Holders and shall be approved by the Company, which approval shall not be unreasonably withheld.

                  (c) Notwithstanding any provision of this Agreement to the contrary:

                  (i) the Company shall not be required to effect a registration pursuant to this Section 3.1 during the period starting with the date which is 30 days prior to the date of the initial public filing by the Company of, and ending on a date that is 120 days following the effective date of, a registration statement pertaining to a public offering of securities for the account of the Company or on behalf of the selling stockholders under any other registration rights agreement that the Holders have been entitled to join pursuant to Section 3.2; provided, however, that the Company shall actively employ in good faith all commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable;

                  (ii) if (A)(i) the Company is in possession of material nonpublic information relating to the Company or any of its subsidiaries and
(ii) the Company determines in good faith that public disclosure of such material nonpublic information would not be in the best interests of the Company and its stockholders, (B)(i) the Company has made a public announcement relating to an acquisition or business combination transaction that includes the Company and/or one or more of its subsidiaries that is material to the Company and its subsidiaries taken as a whole, and (ii) the Company determines in good faith that (x) offers and sales of Registrable Securities pursuant to any registration statement prior to the consummation of such transaction (or such earlier date as the Company shall determine) is not in the best interests of the Company and its stockholders or (y) it would be impracticable at the time to obtain any financial statements relating to such acquisition or business combination transaction that would be required to be set forth in a registration statement or (C) the Company shall furnish to such Holders a certificate signed by the president of the Company stating that in the good faith opinion of the Board of Directors such registration would interfere with any material transaction or financing, confidential negotiations, including, without limitation, negotiations relating to an acquisition or business combination transaction, or business activities then being pursued by the Company or any of its subsidiaries, then, in any such case, the Company's obligation to use all commercially reasonable efforts to file a registration statement shall be deferred, or the effectiveness of any registration statement may be suspended, in each case for a period not to exceed 120 days; provided, however, that the Company may not delay the filing or suspend the effectiveness of any registration statement under this Section 3.1(c)(ii) on more than one occasion in any consecutive twelve-month period;

                  (iii) the Company shall not be required to effect a registration pursuant to this Section 3.1 if the Registrable Securities requested by all Holders to be registered pursuant to such registration are included in, and eligible for sale under, a Shelf Registration (as defined below); and

                  (iv) the Company shall not be required to effect a registration pursuant to this Section 3.1 more than one time in any consecutive twelve-month period.

                  (d) With respect to any registration pursuant to this Section 3.1, the Company may include in such registration any of its primary securities sold on its own behalf, any securities being offered by ING to the extent required pursuant to the ING Registration Rights Agreement, any securities being offered by holders of Repriced Preferred Stock to the extent required pursuant to the Repriced Preferred Registration Rights Agreement, or any securities being offered by a holder of Registrable Stock to the extent required pursuant to the Stockholders' Agreement. If, in the opinion of the managing underwriter (or, in the case of a non-underwritten offering, in the opinion of the Company), the total amount of all securities to be registered, including Registrable Securities, will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to the then current market value of such securities, and (ii) without otherwise materially and adversely affecting the entire offering, then subject to the registration rights of the holders of the Repriced Preferred Stock, ING and the holders of the Registrable Stock under the Stockholders' Agreement, the Company securities and Registrable Securities to be included in such registration shall be included in the order as set forth below:

                  (i) first, any securities of the Initiating Holders in proportion (as nearly as practicable) to the amount of Registrable Securities beneficially owned by such Initiating Holders at the time of filing of the registration statement;

                  (ii) second, any securities offered by the Company;

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

                  (iii) third, other Holders requesting registration of Registrable Securities in proportion (as nearly as practicable) to the amount of Registrable Securities owned by such Holders at the time of filing of the registration statement; and

                  (iv) fourth, any other securityholders of the Company granted incidental registration rights in proportion (as nearly as practicable) to the amount of registrable securities beneficially owned by such stockholders at the time of the filing of the registration statement.

                  If more than one class of Registrable Securities is to be included in a registration pursuant to this Section 3.1, then (i) any reduction in the number or amount of securities to be included may be effected in respect of all of the relevant classes, or in respect of only one or more classes, as determined by the managing underwriter (or the Company, in the case of a non-underwritten offering) in its sole discretion and (ii) the cutback provision of the preceding sentence shall be applied separately to each class of securities.

                  (e) The Company shall not be obligated to effect and pay for more than six registrations of the Holders (four of which may be Shelf Registrations requested pursuant to Section 3.3); provided, however, that a registration requested by any Holder pursuant to this Section 3.1 shall not be deemed to have been effected for purposes of this Section 3.1(e) unless (i) it has been declared effective by the SEC, (ii) it has remained effective for the period set forth in Section 3.4(a), (iii) the offering of Registrable Securities pursuant to such registration is not subject to any stop order, injunction or other order or requirement of the SEC (other than any such stop order, injunction, or other requirement of the SEC prompted by any act or omission of Holders of Registrable Securities) and (iv) such Holder was permitted to include in such registration at least one-half of each class of the Registrable Securities requested by it to be included in such registration.

                  3.2 Incidental Registration.

                  (a) Subject to Section 3.7 and to the registration rights of the holders of the Repriced Preferred Stock contained in the Repriced Preferred Registration Rights Agreement, the registration rights of ING contained in the ING Registration Rights Agreement and to the registration rights of the holders of Registrable Stock contained in the Stockholders' Agreement, if at any time the Company determines that it shall file a registration statement under the Securities Act for the registration of any of its securities (other than a registration statement on a Form S-4 or S-8 or an offering of securities solely to the Company's existing stockholders) on any form that would also permit the registration of the Registrable Securities and such filing is to be on its behalf or on behalf of selling holders of its securities for the general registration of securities to be sold for cash, the Company shall each such time promptly give the Holders written notice of such determination setting forth the date on which the Company proposes to file such registration statement, which date shall be no earlier than 15 days from the date of such notice, and advising the Holders of their right to have Registrable Securities included in such registration. In the case of a registration statement to be filed on behalf of selling holders of its securities, the Company shall also indicate in such notice whether it will be registering securities on its own behalf as part of such registration statement. Upon the written request of any Holder received by the Company not later than 15 days after the date of the Company's notice (which request shall state the class and amount of Registrable Securities to be so registered and the intended method of distribution), the Company shall, subject to Section 3.2(b) below, use all reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has so requested to be registered; provided, however, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 3.2 without obligation or liability to such Holder.

                  (b) If, in the opinion of the managing underwriter (or, in the case of a non-underwritten offering, in the opinion of the Company), the total amount of such securities to be so registered, including such Registrable Securities, will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to the then current market value of such securities and (ii) without otherwise materially and adversely affecting the entire offering, then subject to the rights of the holders of Repriced Preferred Stock, ING and the holders of Registrable Stock under the Stockholders Agreement, the Company securities and Registrable Securities to be included in such registration shall be included in the following order:

                  (i) first, any securities of the Company;

                  (ii) second, any Registrable Securities of Holders in proportion (as nearly as practicable) to the amount of Registrable Securities owned by such Holders at the time of filing of the registration statement; and

                  (iii) third, any other securityholders of the Company granted incidental registration rights in proportion (as nearly as practicable) to the amount of registrable securities beneficially owned by such stockholders at the time of the filing of the registration statement.

                  If more than one class of Registrable Securities is to be included in a registration pursuant to this Section 3.2, then (i) any reduction in the number or amount of securities to be included may be effected in respect of all of the relevant classes, or in respect of only one or more classes, as determined by the managing underwriter (or the Company, in the case of a non-underwritten offering) in its sole discretion and (ii) the cutback provision of the preceding sentence shall be applied separately to each class of securities.

                  3.3 Shelf Registration.

                  (a) An Initiating Holder may use registration rights granted pursuant to Section 3.1 subject to the limitations of paragraphs (d) and (e) of
Section 3.1, to request that the Company file a "shelf" registration statement pursuant to Rule 415 under the Securities Act or any successor rule (the "Shelf Registration") with respect to the Registrable Securities. The Company shall (i) use all commercially reasonable efforts to have the Shelf Registration filed within 30 days of such request and declared effective as soon as reasonably practicable following such request and (ii) use all commercially reasonable efforts to keep the Shelf Registration continuously effective from the date that such Shelf Registration is declared effective until at least the earlier of such time as (A) all such Registrable Securities have been sold thereunder or (B) the second anniversary of such effective date in order to permit the prospectus forming a part thereof to be usable by Holders during such period.

                  (b) The Company shall supplement or amend the Shelf Registration, (i) as required by the registration form utilized by the Company or by the instructions applicable to such registration form or by the Securities Act, (ii) to include in such Shelf Registration any additional securities that become Registrable Securities by operation of the definition thereof and (iii) following the written request of an Initiating Holder pursuant to Section 3.3(c), to cover offers and sales of all or a part of the Registrable Securities by means of an underwriting. The Company shall furnish to the Holders of the Registrable Securities to which the Shelf Registration relates copies of any such supplement or amendment sufficiently in advance (but in no event less than five Business Days in advance) of its use or filing with the SEC to allow the Holders a meaningful opportunity to comment thereon.

                  (c) The Holders may, at their election and upon written notice by an Initiating Holder to the Company, effect offers and sales under the Shelf Registration by means of one or more underwritten offerings, in which case the provisions of Section 3.1(b) shall apply to any such underwritten distribution of securities under the Shelf Registration and such underwriting shall, if sales of Registrable Securities pursuant thereto shall have closed, be regarded as the exercise of one of the registration rights contemplated by Section 3.1.

                  3.4 Obligations of the Company. Whenever required under Sections 3.1 and 3.3 to use all commercially reasonable efforts to effect the registration and sale of any Registrable Securities under the Securities Act, the Company shall: (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities (which shall be filed in no event later than 90 days after written notice requesting a registration statement under Sections 3.1 or 3.3 has been received) and use all commercially reasonable efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby determined as provided hereafter; provided, however, that the Company shall not be required to keep any Registration Statement (other than the Shelf Registration) effective more than 120 days;

                  (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement;

                  (c) furnish to the Holders such reasonable numbers of copies of the registration statement and the prospectus included therein (including each preliminary prospectus and any amendments or supplements thereto) in conformity with the requirements of the Securities Act, any exhibits filed therewith and such other documents and information as they may reasonably request;

                  (d) use all commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdiction within the United States and Puerto Rico as shall be reasonably appropriate for the distribution of the Registrable Securities covered by the registration statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction wherein it would not, but for the requirements of this paragraph (except that the Company will use all commercially reasonable efforts to register or qualify Registrable Securities in such additional jurisdictions as the Holder may request subject to the foregoing proviso and at the Holder's own expense), be obligated to do so; and provided further that the Company shall not be required to qualify such Registrable Securities in any jurisdiction in which the securities regulatory authority requires that any Holder submit any shares of its Registrable Securities to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Securities in such jurisdiction unless such Holder agrees to do so;

                  (e) promptly notify each Holder for whom such Registrable Securities is covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. In the event the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective as provided in Section 3.4(a) (or, in the case of the Shelf Registration, Section 3.3(a)) by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to the Holders such supplemented or amended prospectus;

                  (f) furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to Section 3.1 or 3.3, if the method of distribution is by means of an underwriting, on the date that the Registrable Securities are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Securities is not being sold through underwriters, on the date that the registration statement with respect to such Registrable Securities becomes effective, (i) a signed opinion, dated on or about such date, of the independent legal counsel representing the Company for the purpose of such registration, addressed to the underwriters, if any, and if such Registrable Securities is not being sold through underwriters, then to the Holders making such request, as to such matters as such underwriters or to the Holders holding a majority in interest of the Registrable Securities included in such registration, as the case may be, may reasonably request and as would be customary in such a transaction, and (ii) letters dated on or about such date and the date the offering is priced from the independent certified public accountants of the Company, addressed to the underwriters, if any, and if such Registrable Securities is not being sold through underwriters, then to the Holders making such request and, if such accountants refuse to deliver such letters to such Holders, then to the Company (A) stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and (B) covering such other financial matters (including information as to the period ending not more than five Business Days prior to the date of such letters) with respect to the registration in respect of which such letter is being given as such underwriters or to the Holders holding a majority in interest of the Registrable Securities included in such registration, as the case may be, reasonably request and as would be customary in such a transaction;

                  (g) enter into customary agreements (including if the method of distribution is by means of an underwriting, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities to be so included in the registration statement;

                  (h) take all action necessary (i) to qualify the Junior Subordinated Note Indenture under the Trust Indenture Act and (ii) to appoint a trustee to replace Oak Hill Capital Partners, L.P. under the Junior Subordinated
Note Indenture that satisfies the requirements of the Junior Subordinated Note Indenture and the Trust Indenture Act and is otherwise reasonably acceptable to Oak Hill Capital Partners, L.P. if it holds any Junior Subordinated Notes;

                  (i) appoint a transfer agent for any class of Registrable Securities if such class has no transfer agent;

                  (j) obtain CUSIP numbers for the applicable class of Registrable Securities and arrange for delivery of printed certificates or other appropriate forms for such Registrable Securities;

                  (k) otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its securityholders, as soon as reasonably practicable, but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

                  (l) use all commercially reasonable efforts to list the Registrable Securities covered by such registration statement with any U.S. nationally recognized securities exchange on which the applicable class of Registrable Securities is then listed.

For purposes of Sections 3.4(a) and 3.4(b), the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby and six months after the effective date thereof.

                  3.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 3 of this Agreement that the Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

                  3.6 Expenses of Registration. All expenses incurred in connection with each registration pursuant to Sections 3.1, 3.2 and 3.3 of this Agreement, excluding underwriters' discounts and commissions, but including, without limitation, all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expenses of any special audits or "cold comfort" letters required by or incidental to such performance and compliance), fees of the National Association of Securities Dealers, Inc. or listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or "blue sky" laws, and fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders (which counsel shall be selected by the Holders holding a majority in interest of the Registrable Securities being registered), shall be paid by the Company; provided, however, that if a registration request pursuant to Sections 3.1 or 3.2 is subsequently withdrawn by the Holders the Company shall not be required to pay any expenses of such registration, and such withdrawing Holders shall bear such expenses. The Holders shall bear and pay the underwriting commissions and discounts applicable to securities offered for their account and the fees and disbursements of any additional counsel in connection with any registrations, filings and qualifications made pursuant to this Agreement.

                  3.7 Underwriting Requirements. In connection with any underwritten offering, the Company shall not be required under Section 3.1 to include Registrable Securities in such underwritten offering unless the Holders of such Registrable Securities accept the terms of the underwriting of such offering that have been reasonably agreed upon between the Company and the underwriters selected in connection with the underwritten offering.

                  3.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:

                  (a) The Company shall indemnify and hold harmless each Holder, such Holder's directors and officers, agents of such Holder, each person who participates in the offering of such Registrable Securities, including underwriters (as defined in the Securities Act), and each Person, if any, who controls such Holder or participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act, the Exchange Act, state securities or "blue sky" laws or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement (including any preliminary prospectus, any prospectus filed under Rule 424 under the Securities Act or other final prospectus, any amendments or supplements to any prospectus or registration statement, any exhibits to the registration statement or any documents or other information incorporated by reference into such registration statement or any prospectus thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Holder, such Holder's directors and officers, agents, such participating person or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that, subject to Section 3.8(c), the indemnity agreement contained in this Section 3.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); provided further that the Company shall not be liable to any Holder, such Holder's directors and officers, agents, participating person or controlling person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, such Holder's directors and officers, agents, participating person or controlling person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Holder, such Holder's directors and officers, agents, participating person or controlling person, and shall survive the Transfer of such securities by such Holder.

                  (b) Each Holder requesting or joining in a registration severally and not jointly shall indemnify and hold harmless the Company, each of its directors and officers, each Person, if any, who controls the Company within the meaning of the Securities Act, and each agent and any underwriter for the Company (within the meaning of the Securities Act) against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, controlling person, agent or underwriter may become subject, under the Securities Act, Exchange Act, state securities or "blue sky" laws or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement (including any preliminary prospectus, any prospectus filed under Rule 424 under the Securities Act or other final prospectus or, any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration; and each such Holder shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent or underwriter (but not in excess of expenses incurred in respect of one counsel for all of them unless there is an actual conflict of interest between any indemnified parties, which indemnified parties may be represented by separate counsel) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that subject to Section 3.8(c) the indemnity agreement contained in this Section 3.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided further that the liability of each Holder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the net proceeds from the sale of the Registrable Securities sold by such Holder under such registration statement bears to the total net proceeds from the sale of all securities sold thereunder, but not in any event to exceed the net proceeds received by such Holder from the sale of Registrable Securities covered by such registration statement.

                  (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or relating proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than the separate firm (in addition to any local counsel), whose fees must be reasonable, for the Holders of Registrable Securities and all persons, if any, who control the Holders of Registrable Securities within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, collectively, (b) the fees and expenses of more than one separate firm (in addition to any local counsel), whose fees must be reasonable, for the Company, and each person, if any, who controls the Company within the meaning of either such Section, and that all fees and expenses payable under (a) and (b) above shall be reimbursed as they are incurred. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld), but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified parties (which shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 3.8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement , compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section
3.8 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of aforesaid request,
(ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement party being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                  (d) To the extent any indemnification by an indemnifying party is prohibited or limited by applicable law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether or not any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. Notwithstanding anything to the contrary in this
Section 3.8(d), the liability of each Holder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the net proceeds from the sale of the Registrable Securities sold by such Holder under such registration statement bears to the total net proceeds from the sale of all securities sold thereunder, but not in any event to exceed the net proceeds received by such Holder from the sale of Registrable Securities covered by such registration statement.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.8(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  3.9 Lockup. Each Holder of a class of Registrable Securities shall, in connection with any underwritten registration of that class of the Company's securities, upon the request of the underwriters managing any underwritten offering of the Company's securities, agree in writing not to effect any sale, disposition or distribution of any Registrable Securities (other than the Registrable Securities included in such registration), without the prior written consent of such underwriters, as the case may be, for such period of time from 30 days prior to the effective date of such registration to such time as the Company or the underwriters may specify; provided, however, that (x) all executive officers and directors of the Company shall also have agreed not to effect any sale, disposition or distribution of any Registrable Securities under the circumstances and pursuant to the terms set forth in this
Section 3.9 and (y) in no event shall the Holders be required to not effect any sale, disposition or distribution for longer than 90 days after the registration statement becomes effective pursuant to this Section 3.9.

                  3.10 Transfer of Registration Rights. The registration rights of the Purchasers under this Agreement with respect to the Registrable Securities may be transferred to any Person who is the transferee of Registrable Securities; provided, however, that (i) the Purchasers shall give the Company written notice at or prior to the time of such Transfer stating the name and address of the Transferee and identifying the Registrable Securities with respect to which the rights under this Agreement are being Transferred; (ii) such Transferee shall agree in writing, in form and substance reasonable satisfactory to the Company, to be bound as a Holder by the provisions of this Agreement; and (iii) immediately following such Transfer, the further disposition of such securities by such Transferee is restricted under the Securities Act. Except as set forth in this Section 3.10, no Transfer of Registrable Securities shall cause such Registrable Securities to lose such status.

                  3.11 No Inconsistent Agreements. The Company represents and warrants that except for rights granted to the Holders herein and the registration rights contained in the Repriced Preferred Registration Rights Agreement, the Stockholders Agreement and the ING Registration Rights Agreement, the Company has not granted to any Person the right to request or require the Company to register any securities issued by the Company. The Company shall not enter into any agreement, or amend or modify any existing agreement, with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or grant any additional registration rights to any Person or with respect to any securities which are not Registrable Securities which are prior in right to or inconsistent with the rights granted in this Agreement.

                  3.12 Rule 144 Information. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                  (b) use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) furnish to each Holder of Registrable Securities forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any Registrable Securities without registration.

                  3.13 Furnishing of Information. For so long as the Oak Hill Stockholders Beneficially Own at least 5% of the outstanding shares of Common Stock (assuming the conversion of all convertible securities held by such Persons):

                  (a) The Company will furnish or make available to the Oak Hill Stockholders, as the case may be, its annual reports to stockholders and any quarterly or other financial reports and information furnished by it to stockholders pursuant to the requirements of the Exchange Act.

                  (b) If the Company is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, it shall furnish to the Oak Hill Stockholders its financial statements, including any notes thereto (and with respect to annual reports, an auditors' report by a nationally recognized firm of independent certified public accountants), a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and such other information which the Company would otherwise be required to include in annual and quarterly reports filed under the Exchange Act.

                  (c) The Company shall, at any reasonable time and from time to time, permit the Oak Hill Stockholders or any agent or representative thereof, to examine and make copies of and abstracts from the records and books of account of the Company, and to discuss the records, finances and accounts of the Company with any of its officers, directors and with their independent certified public accountants.

                  4. Enforcement of the Company's Rights. Any demand, claim, lawsuit, action or proceeding for enforcement of this Agreement against the Purchasers or their Affiliates may be initiated either (i) upon the approval of a majority of the Directors of the Company who are not nominated or appointed by the Purchasers or their Affiliates (the "Non-Purchaser Directors"), or (ii) a special committee of the Independent Directors (as such term is defined in the Stockholders' Agreement); provided that no such action may be taken by the Non-Purchaser Directors under (i) above unless one or more Non-Purchaser Directors shall have requested that a meeting of the full Board be held to consider enforcement against the Purchasers or their Affiliates and stating the nature of the enforcement action sought to be taken, and the full Board has not, within 15 days following the date on which such request is first made either (A) taken or authorized the Company to take the requested action or (B) delegated authority with respect to such matter to a special committee of the Independent Directors (as such term is defined in the Stockholders' Agreement).

                  5. Miscellaneous.

                  5.1 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be given or made by registered or certified first class mail, return receipt requested, telecopier, courier service or personal delivery:

(a)               If to the Company:

                                            American Skiing Company
                                            Sunday River Road
                                            Bethel, ME 04217
                                            Telecopy: (207) 791-2607
                                            Attention:  Foster Stewart, Esq.

                                            with a copy to:

                                            Kirkland & Ellis
                                            200 East Randolph Drive
                                            Chicago, IL 60601
                                            Telecopy: (312) 861-2000
                                            Attention:  Gary Silverman, Esq.

(b)                                         If to the Purchasers:

                                            Oak Hill Capital Partners, L.P.
                                            201 Main Street
                                            Fort Worth, Texas 76102
                                            Telecopy: (817) 339-7350
                                            Attention: Ray Pinson

                                            and

                                            Oak Hill Capital Management, Inc.
                                            Park Avenue Tower
                                            65 East 55th Street
                                            New York, NY 10022
                                            Telecopy: (212) 593-7187
                                            Attention: Brad E. Bernstein

                                            with a copy to:

                                            Paul, Weiss, Rifkind, Wharton &
                                                Garrison
                                            1285 Avenue of the Americas
                                            New York, NY 10019
                                            Telecopy: (212) 373-2377
                                            Attention: John C. Kennedy, Esq.

                  (c) If to any other Holder, to the address of such Holder appearing in the records of the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 5.1 designate another address or Person for receipt of notices hereunder.

                  5.2 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  5.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                  5.4 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Company and the Purchasers with respect to the subject matter hereof and thereof.

                  5.5 Assignment. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties; provided, however, neither the Company, on the one hand, nor Oak Hill on behalf of each Purchaser, on the other hand, shall assign or delegate any of the rights or obligations created under this Agreement without the prior written consent of the other party except, in the case of the Purchasers, as contemplated by
Section 3.10.

                  5.6 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns, and, except for the rights set forth in Section 3.8, nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  5.7 Amendments and Waivers. No failure or delay on the part of any of the parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any of the parties hereto at law, in equity or otherwise.

                  (a) Any amendment, supplement or modification of or to any provision of this Agreement and any waiver of any provision of this Agreement shall be effective only if it is made or given (i) in writing and signed by the Company and Holders of a majority of each class of Registrable Securities or
(ii) in a writing by the Person or Persons against whom enforcement of such amendment or waiver is sought.

                  5.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to any conflicts of law principles thereof that might indicate the applicability of the laws of any other jurisdiction.

                  5.9 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  5.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                                     AMERICAN SKIING COMPANY


                                                     By:  /s/ Foster Stewart
                                                         -----------------------
                                                          Name:  Foster Stewart
                                                          Title:  Secretary

                                                 OAK HILL CAPITAL PARTNERS, L.P.

                                               By:  OHCP GenPar, L.P.,
                                                    its general partner

                                               By:  OHCP MGP, LLC,
                                                    its general partner

                                               By:      /s/ John R. Monsky
                                                   -----------------------------
                                                     Name:  John R. Monsky
                                                     Title:    Vice President

                                                    OAK HILL CAPITAL MANAGEMENT
                                                        PARTNERS, L.P.

                                                     By:  OHCP GenPar, L.P.,
                                                          its general partner

                                                     By:  OHCP MGP, LLC,
                                                          its general partner

                                                     By:      /s/ John R. Monsky
                                                              ------------------
                                                        Name:  John R. Monsky
                                                        Title:    Vice President

                                                  OAK HILL SECURITIES FUND, L.P.

                                                 By:      Oak Hill Securities
                                                          GenPar, L.P.,
                                                          its general partner

                                                 By:      Oak Hill Securities
                                                          MGP, Inc.,
                                                          its general partner

                                                   By:      /s/ Glenn R. August
                                                          ----------------------
                                                          Name:  Glenn R. August
                                                          Title:     President

                                                     OHCP SKI, L.P.

                                          By:  Oak Hill Capital Partners, L.P.,
                                               its general partner

                                          By:  OHCP GenPar, L.P.,
                                               its general partner

                                          By:   OHCP MGP, LLC,
                                                its general partner


                                           By:      /s/ John R. Monsky
                                                --------------------------------
                                                 Name:  John R. Monsky
                                                 Title:    Vice President

                                               OAK HILL SECURITIES FUND II, L.P.

                                           By:      Oak Hill Securities
                                                    GenPar II, L.P.,
                                                    its general partner

                                           By:      Oak Hill Securities
                                                    MGP II, Inc.,
                                                    its general partner

                                            By:      /s/ Glenn R. August
                                                   -----------------------------
                                                    Name:  Glenn R. August
                                                    Title:     President

Doc#: NY5: 1002685.11

                                     ANNEX A
                                   Purchasers

Oak Hill Capital Partners, L.P.
Oak Hill Capital Management Partners, L.P.
Oak Hill Securities Fund, L.P.
Oak Hill Securities Fund II, L.P.
OHCP SKI, L.P.